Exhibit 10.27

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of October 26, 2018 by and between Texas Roadhouse Holdings LLC, a Kentucky limited liability company (“Assignor”), and Texas Roadhouse, Inc., a Delaware corporation (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is the tenant under that certain Paragon Centre Master Lease Agreement dated October 26, 2018 by and between Assignor and Paragon Centre Holdings, LLC (the “Master Lease”);

WHEREAS, Assignor is the landlord under those certain sublease agreements described on Exhibit A attached hereto and made a part hereof (collectively, the “Subleases”); and

WHEREAS, Assignor desires to convey, transfer, and assign to Assignee all of Assignor’s right, title, and interest in and to the Master Lease and Subleases, and Assignee desires to assume all obligations of Assignor thereunder.

NOW, THEREFORE, in consideration of the premises, and of the covenants and conditions herein contained, the sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Assignment; Representations and Warranties of Assignor.  Assignor hereby assigns, sells, transfers, and conveys to Assignee all of Assignor’s right, title, and interest in, to and under the Master Lease, Subleases and any and all deposits relating thereto.  Assignor hereby indemnifies Assignee and agrees to hold Assignee harmless from all losses, expenses, claims, liabilities and costs, including, without limitation, reasonable attorneys’ fees, now or hereafter incurred by Assignee by reason of Assignor’s breach of, or default under, the Master Lease or Subleases first arising or accruing on or prior to the date of this Assignment.

2.Acceptance of Assignment; Indemnity by Assignee.  Assignee hereby accepts the foregoing assignment, transfer and conveyance of the Master Lease and Subleases, and assumes and agrees to perform, observe, and discharge all of the duties, obligations, and undertakings of Assignor under the Master Lease and Subleases.  Assignee further agrees to indemnify and hold Assignor harmless from all losses, expenses, claims, liabilities and costs, including, without limitation, reasonable attorneys’ fees, by reason of Assignor’s breach of, or default under, the Master Lease or Subleases first arising or accruing on or after the date of this Assignment.

3.Notices.  Following the date of this Assignment, any and all notices due to Assignee under the Master Lease and Subleases shall be sent to the following address:   Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205, Attention:  Legal Department.

4.Assignment Binding.  This agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto.  The parties hereto shall execute and deliver such further and additional instruments and other documents as may be necessary or reasonably requested to evidence or carry out the provisions of this agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ASSIGNOR:

TEXAS ROADHOUSE HOLDINGS LLC,

a Kentucky limited liability company

By: Texas Roadhouse, Inc.,

a Delaware corporation,

its Manager

By: /s/ Tonya Robinson

Name: Tonya Robinson

Title:CFO

ASSIGNEE:

TEXAS ROADHOUSE, INC.,

a Delaware corporation

By: /s/ Tonya Robinson

Name: Tonya Robinson

Title:CFO

EXHIBIT A to ASSIGNMENT AND ASSUMPTION AGREEMENT

LIST OF SUBLEASES

1.

Lease Agreement by and between Paragon Centre Holdings, LLC, as Landlord and CB Commercial/Nicklies & Company DBA CB Richard Ellis/Nicklies, as Tenant, dated March 1, 2005, as amended by First Amendment to Lease dated September 30, 2005; by Second Amendment to Lease dated October 4, 2007; by Third Amendment to Lease dated October 7, 2009; by Expansion Letter dated August 5, 2010; by Commencement Letter dated December 7, 2010; by the Assignment and Assumption of Lease dated September 12, 2014 by CB Richard Ellis Louisville, LLC as successor in interest to CB Commercial/Nicklies & Company, LLC dba CB Richard Ellis/Nicklies, and CBRE, Inc., and by Fourth Amendment to Lease dated October 20, 2015.

2.	Lease Agreement by and between Paragon Centre Holdings, LLC, as Landlord and Nicklies & Co., as Tenant, dated September 1, 2018, as affected by a Sublease of even date to English Construction.